Exhibit 10.25
AMENDMENT NO. 6
TO
CNF INC.
DEFERRED COMPENSATION PLAN
1998 RESTATEMENT
     CNF Inc. (the ACompany@) maintains the Deferred Compensation Plan for Executives (as heretofore amended, the APlan@) to allow executives of the Company and its affiliates to defer payment of short-term and long-term executive compensation. The Company hereby amends the Plan as follows (capitalized terms used herein without definition have the meanings given to those terms in the Plan).
     1. Amendment to Section 3.9. Section 3.9 of the Plan is amended in its entirety so as to read as follows:
3.9 Phantom Stock Account Distributions. Unless the Committee, in its sole discretion, elects to make all or part of a distribution in cash, distributions from a Participant=s Phantom Stock Account shall be made in the form of (i) one share of Common Stock for each whole Phantom Stock Unit, plus (ii) cash in lieu of any fractional Phantom Stock Unit, determined based on the Fair Market Value of a share of Common Stock as of the date of the distribution. If a Participant=s Phantom Stock Account balance is to be distributed in installments, (a) the number of shares of Common Stock to be delivered in a particular installment shall be determined by dividing the number of Phantom Stock Units credited to the Participant=s Phantom Stock Account immediately prior to such installment by the remaining number of installments (with any fractional Phantom Stock Units paid in cash, in accordance with clause (i) above) and (b) Dividend Equivalents shall continue to accrue and be credited to such Participant=s Phantom Stock Account in accordance with Section 3.6(b)(ii) during the installment period with respect to Phantom Stock Units that remain credited to such Phantom Stock Account.
     2. Effective Date; No Other Amendments. The effective date of this Amendment shall be January 28, 2002. Except as expressly amended hereby, the Plan remains in full force and effect.

CNF INC.

By:	/s/ Eberhard G.H. Schmoller
Name:	Eberhard G.H. Schmoller
Title:	Senior Vice President,
General Counsel and Secretary

Executed: June 3, 2004